UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 27, 2013

STREAM EXCHANGE TRADED TRUST

STREAM S&P DYNAMIC ROLL GLOBAL COMMODITIES FUND

(A Series of STREAM Exchange Traded Trust)

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-6620981 45-3262464
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer ID Number(s))

c/o STREAM Exchange Traded Trust 787 Seventh Avenue New York, New York
10019
(Address of Principal Executive Offices)	(Zip Code)

001-35566

(Commission File Number(s))

(212) 841-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

BNP Paribas Quantitative Strategies, LLC, the managing owner (the “Managing Owner”) of STREAM S&P Dynamic Roll Global Commodities Fund (the “Fund”), has determined to voluntarily withdraw the Fund’s shares (the “Shares”) from listing on the NYSE Arca, Inc. (the “Exchange”), and to terminate the registration of the Fund’s Shares under section 12 (b) of the Securities Exchange Act of 1934 (the “Act”).

The Shares are listed on the Exchange under the ticker symbol “BNPC”.

Pursuant to Rule 12d2-2(c)(2)(ii) of the Act, the Fund submitted a notice to the Exchange on March 27, 2013 notifying the Exchange of the Fund’s voluntary withdrawal of its Shares from listing on the Exchange and the Fund’s intention to terminate the registration of the Fund’s securities under section 12 (b) of the Act.

Additionally, pursuant to Rule 12d2-2(c)(2)(iii) of the Act, the Fund published notice of its intention to withdraw its Shares from listing on the Exchange and to terminate the registration of the Fund’s securities under section 12 (b) of the Act in the form of a press release that is available on its website at http://www.stream.bnpparibas.com/.

The last trading date of the Shares is expected to be on or about the close of business on April 12, 2013.

The Managing Owner expects to file Form 25 and Form 15 on April 5, 2013 and April 15, 2013, respectively, in order to withdraw the Fund’s Shares from listing on the Exchange and to terminate the Fund’s registration of the Fund’s Shares under section 12 (b) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	BNP Paribas Quantitative Strategies, LLC, Managing Owner of the Registrant

		By:	/s/ Bruno d’Illiers
		Name:	Bruno d’Illiers
		Title:	Director

Dated: April 3, 2013		By:	/s/ M. Andrews Yeo
		Name:	M. Andrews Yeo
		Title:	Chief Executive Officer